Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AngloGold Ashanti plc
Staines-upon-Thames, United Kingdom

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement of AngloGold Ashanti plc of our report dated March 17, 2023, relating to the consolidated financial statements of Kibali (Jersey) Limited appearing in AngloGold Ashanti Limited’s Annual Report on Form 20-F for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO LLP

BDO LLP
London, United Kingdom

June 23, 2023